UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

April 20, 2005

APOGEE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10456	04-3005815
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

129 Morgan Drive
Norwood, Massachusetts 02062
(781) 551-9450

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01  NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

(a) On April 20, 2005, Apogee Technology, Inc. (“Apogee”) received a notice from the American Stock Exchange (the “Exchange”) stating that Apogee was in violation of its listing agreement with the Exchange as a result of its failure to timely file its annual report on Form 10-KSB.  The timely filing of such reports is a condition to continued listing on the Exchange, as required by Section 134 and 1001 of the Exchange’s Company Guide.

The Exchange has proposed that if Apogee submits a plan by May 4, 2005, advising the Exchange of the action it has taken or will take, to return Apogee to compliance with the listing standards on or before June 15, 2005, and if the plan is accepted, Apogee will remain listed during the period covered by the plan.  Apogee will be subject to periodic review by the Exchange during this period to determine whether it is making progress consistent with the plan.  The Company is working diligently to retain new independent registered public accountants in order to be able to complete the necessary audits of its financial statements for the fiscal years ended December 31, 2003 and December 31, 2004 and to file its annual report on Form 10-KSB, as required, prior to June 15, 2005.

A press release regarding the above is attached hereto as Exhibit 99.2.

(b), (c) and (d) Not applicable.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits.

99.1                           Letter from the American Stock Exchange, dated April 20, 2005.

99.2                           Press release regarding American Stock Exchange listing, dated April 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE TECHNOLOGY, INC.

Dated: April 26, 2005	By:	/s/ Herbert Stein
Herbert M. Stein President, Chief Executive Officer and Chairman of the Board